EXHIBIT 99.1

July 13, 2005


FOR IMMEDIATE RELEASE
Media Contact:  John Daggett
Maytag Corporate Communications
(641) 787-7711
 JDAGGE@MAYTAG.COM



  MAYTAG CORPORATION SETS AUGUST 19 FOR SPECIAL MEETING OF STOCKHOLDERS TO
         VOTE ON MERGER AGREEMENT WITH TRITON ACQUISITION HOLDING CO.


NEWTON, Iowa (July 13, 2005) - Maytag Corporation (NYSE: MYG) announced today that it has scheduled a special meeting of stockholders for August 19, 2005, to consider and vote on the adoption of the merger agreement with Triton Acquisition Holding Co. As previously announced on May 19, 2005, Maytag and Triton Acquisition Holding Co., an entity organized by an investor group led by Ripplewood Holdings L.L.C., have entered into a merger agreement pursuant to which Maytag would become a subsidiary of Triton Acquisition Holding Co., and Maytag stockholders would receive $14.00 in cash for each of their shares of Maytag common stock. Stockholders of record of Maytag as of July 20, 2005, will be entitled to vote on the transaction. Maytag plans to mail definitive proxy material to its stockholders on or about July 20, 2005.

Maytag Corporation also announced that it has received notification from the Federal Trade Commission (FTC) that the FTC has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The transaction remains subject to the receipt of debt financing by Triton Acquisition Holding Co., stockholder approval and other customary closing conditions.


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Maytag Corporation is a $4.7 billion home and commercial appliance company focused in North America and in targeted international markets. The corporation's primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).

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FORWARD-LOOKING STATEMENTS
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, with respect to the transaction with a group led by Ripplewood Holdings L.L.C. (1) Maytag may be unable to obtain shareholder approval required for the transaction; (2) Maytag may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied or the merger agreement may be terminated prior to closing; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and
(9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at www.maytagcorp.com. Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction with an investor group led by private equity firm Ripplewood Holdings L.L.C., Maytag has filed a preliminary proxy statement and will file a definitive proxy statement and other relevant documents concerning the proposed merger with SEC. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the definitive proxy statement (when available) as well as other filed documents containing information about Maytag at HTTP://WWW.SEC.GOV, SEC's Web site. Free copies of Maytag's SEC filings are also available on Maytag's Web site at www.maytagcorp.com.


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PARTICIPANTS IN THE SOLICITATION
Maytag and its executive officers and directors and Ripplewood Holdings L.L.C., Triton Acquisition Holding and Triton Acquisition and their respective affiliates, executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Maytag's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Maytag is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on April 4, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials filed or to be filed with SEC in connection with the proposed transaction.